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                                                          Exhibit 10.(f)(vi)


                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT made this 1st day of January, 1995, by and between Outlet Communications, Inc., a Delaware corporation and Outlet Broadcasting, Inc., a Rhode Island Corporation (collectively the "Corporation"), and Steven Soldinger ("Executive").



                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the Corporation desires to assure itself of the services of Executive and Executive is willing to make his services available to the Corporation on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, IT IS AGREED:

     1.    Employment.  The Corporation hereby employs Executive and Executive
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hereby accepts employment with the Corporation on the terms and conditions set forth in this Agreement.

     2.    Term.  The term of Executive's employment hereunder shall commence on
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January 1, 1995 and shall continue through December 31, 1995 unless earlier terminated pursuant to Paragraph 6 hereof. Notwithstanding the foregoing, the Executive's employment shall be automatically extended for consecutive one-year periods unless notification to the contrary is given by one of the parties to this Agreement no later than three months prior to the expiration of the initial one year term or any extension thereafter.

     3.    Duties.  (a)  Executive shall serve as Vice President - Television
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during the term of this Agreement and will, under the direction of the Chief
Executive Officer of the Corporation, faithfully and to the best of his ability perform the duties of such offices. Executive agrees to devote such time, energy, and skills to such employment as required.

     4.    Compensation.  Executive's compensation for the services performed
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under this Agreement shall be as follows:


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           (a)   Compensation.
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                 (i)  Base Salary.  Executive shall receive: a base salary of
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One Hundred Ten Thousand Dollars ($110,000) per year, payable in regular bimonthly installments ("Base Salary").

                 (ii) Adjustment.  Executive's basic compensation shall be
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reviewed periodically by the Chief Executive Officer and the Compensation
Committee of the Board and adjusted in accordance with Outlet's Salary Administration Program, entitling Executive to be benefitted by the Program's provision governing salary increases.

           (b)   Incentive Compensation.  In addition to the Base Salary,
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Executive shall be eligible to earn incentive compensation as a participant in
Outlet's Executive Incentive Compensation Plan.


     5.    Fringe Benefits.
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           (a)   Generally.  Executive shall be entitled to any and all benefits
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made available to Executive management-level employees of the Corporation and such other benefits as the Board may from time to time, in its discretion, make to Executive.

           (b)   Insurance.
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                 (i)  Medical and Health Coverage.  Executive shall be eligible to participate in all applicable health and welfare plans in effect for Executives of the Corporation.

           (c)   Pension.  Executive shall be entitled to participate, if
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eligible, in the Corporation's current retirement plan and supplemental retirement plan.

           (d)   Vacation.  Executive shall be entitled to receive paid vacation
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annually, in accordance with existing Corporation policy.

           (e)   Reimbursement for Reasonable Business Expenses.  The
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Corporation shall reimburse Executive for reasonable expenses incurred by him in connection with his performance of duties pursuant to this Agreement.

           (f)   Automobile.  During the Employment Period, the Corporation
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shall provide Executive with full use of an automobile similar to vehicles provided to other management-level employees owned or leased by the Corporation for use in carrying out

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his duties for both the Corporation and for use in such additional personal business as Executive may deem appropriate. The Corporation agrees to provide adequate insurance for the automobile and occupants and to pay all maintenance and operating costs appropriate or necessary to maintain such automobile in prime operating condition.

     6.    Termination of Employment.
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           (a)  Termination for Just Cause.  During the term of this Agreement,
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the Corporation shall be entitled to terminate Executive's employment at any time for Just Cause upon not less than sixty (60) day's written notice to Executive specifying the cause and the date of termination. For this purpose, "Just Cause" shall mean fraud, conviction of a felony, dishonesty, gross negligence in the performance of duties to the Corporation, willful misconduct in the performance of his duties to the Corporation, willful misrepresentation to shareholders and directors which is materially injurious to the Corporation, willful failure to comply with a reasonable written order of the Board of Directors and material breach of this Agreement. In the event of such termination, payments for Base Salary and vested rights to fringe benefits shall be prorated to the date of termination. All other obligations of the Corporation hereunder shall cease as of the date of termination.

     (b)   Termination for Death or Permanent Incapacity.  In the event of
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Executive's death while employed hereunder or if Executive's employment hereunder is terminated by reason of permanent incapacity, as herein provided, Corporation shall continue to pay the base salary specified in subparagraph 4(a)(i) above through the end of the month in which such event occurs; and Executive shall also be entitled to a pro rata portion of the Incentive Bonus, if any, based on actual performance of Corporation, which Executive would have earned had he continued in its employ for the balance of the year in which such event occurs using the ratio to twelve months of the number of months of that year to and including the month in which such event occurs.
           If during the term of this Agreement Executive should become disabled, through illness or otherwise, from performing his duties hereunder, Executive shall be entitled to a leave of absence from corporation for the duration of any such disability up to but not exceeding six months in any one twelve-month period. Executive's base salary retainer and

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Incentive Bonus and his status as an employee hereunder shall continue during any such leave of absence. Executive shall be deemed to be permanently incapacitated only if and when his leaves of absence for disability shall have continued beyond those specified in this paragraph and thereafter upon impartial medical advice it shall have been certified to corporation that the disability is such that it will substantially impair his ability to perform his duties hereunder.

     (c)   Termination Without Just Cause.  During the term of this Agreement,
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the Corporation shall be entitled to terminate Executive's employment without
Just Cause upon not less than sixty (60) days' written notice to Executive specifying the date of termination; provided however, that if this Agreement is terminated by the Corporation for any reason other than for Just Cause, or if the Agreement is terminated by the Corporation for any reason which the Corporation believes constitutes Just Cause, and it is ultimately determined that Executive was wrongfully terminated, Executive shall continue to receive his Base Salary in the amount and manner as if both parties had fully performed their obligations under this Agreement for the Employment Period notwithstanding such termination.

     7.    Noncompetition.  The Corporation and Executive agree that the
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Corporation's customer contacts and relations are established and maintained at great expense and that Executive by virtue of employment under this Agreement, will have unique and extensive exposure to the personal contact with the Corporation's customers and that he will be able to establish a unique relationship with those customers and the opportunity, both during and after employment, to unfairly compete with the Corporation (which term, for purposes of this paragraph 7, shall include the Corporation, or any affiliate or subsidiary of the Corporation which provides similar products and services). Therefore, Executive and the Corporation agree as follows:

     (a)   During Term of Employment.  Executive agrees during his employment
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with the Corporation that he shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant, or in any other capacity participate in, engage in, or have a financial or other interest in any business which is directly competitive with the Corporation or any successor or assign of the Corporation. The ownership of an interest

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constituting not more than one percent (1%) of the outstanding debt or equity in a corporation whose shares are traded in a recognized stock exchange or trade in the over-the-counter market, even though the corporation may be a competitor of the Corporation, shall not be deemed financial participation in a competitor.

     (b)  Upon Termination of Employment.  Executive agrees that upon
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termination of employment with the Corporation, for a period of one (1) year after December 31, 1995, or the termination date of his employment with the Corporation, whichever date is later, he will not, directly or indirectly, individually or as an employee, agent, partner, shareholder, consultant, or in any other capacity, canvass, contact, solicit or accept on behalf of himself or any other corporation, any customers with whom Executive had personal contact or whose account Executive personally serviced or supervised while employed hereunder, for the purpose of providing services, products or business directly competitive with those then being provided by the Corporation, in the city in which the Executive was employed.


     8.   Confidentiality. In the course of his employment with the Corporation
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prior to the date hereof Executive had, and in the course of his employment hereunder Executive will have, access to confidential information and records, data, formulae, specifications and other trade secrets of the Corporation and its affiliates and subsidiaries ("Confidential Information"). During and after his employment by the Corporation, Executive shall not directly or indirectly disclose Confidential Information to any person or use any Confidential Information, except as required in the course of such employment. All records, files, drawings, documents, models, equipment and the like relating to the Corporation's or any of its affiliates' or subsidiaries' business, which Executive shall prepare or use or come into contact with, shall be and remain such company's sole property and shall not be removed from such company's premises without its written consent, except as required in the course of such employment.

     9.  Specific Performance.  In the event of any controversy concerning the
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rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the


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parties may be entitled.

     10.   Sale, Consolidation or Merger.  In the event of a sale of the stock
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of the Corporation, or consolidation or merger of the Corporation with or into another corporation or entity, or the sale of substantially all of the operating assets of the Corporation to another corporation, entity or individual, the Corporation's successor-in-interest shall be deemed to have assumed all liabilities of the Corporation under this Agreement.

     11.   Waiver. The failure of either party to insist, in any one or more
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instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.


     12.   Notices.  Any notice to be given hereunder shall be deemed sufficient
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if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Corporation, to its principal business office and in the case of Executive, to his address appearing on the records of the Corporation, or to such other addresses as he may designate in writing to the Corporation.

     13.   Severability.  In the event that any provisions shall be held to be
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invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable.


     14.   Amendment.  This Agreement may be amended only by an agreement in
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writing signed by the parties hereto.


     15.   Entire Agreement.  This Agreement contains the entire agreement of
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the parties with respect to Executive's employment by the Corporation and supersedes any prior or simultaneous agreement between them, whether oral or written.

     16.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Rhode Island.

     17.   Coverage.  The provisions set forth in this Agreement with respect to
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the


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terms and conditions of Executive's employment will not prevent Executive from participating in any other employee compensation or benefit program adopted by the Corporation for its key employees solely because such programs are not specifically mentioned in this Agreement.

     18.  Benefit. This Agreement shall be binding upon and inure to the
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benefit of and shall be enforceable by and against the Corporation, its successors and assigns, and Executive, his heirs, beneficiaries, and legal representatives. It is agreed that the rights and obligations of Executive may not be delegated or assigned except as specifically set forth in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day, month and year first above written.

ATTEST:                                OUTLET COMMUNICATIONS, INC.

/s/ Signature Appears Here             By: /s/ Signature Appears Here
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                                         Chairman, President & CEO

ATTEST:                                OUTLET COMMUNICATIONS, INC.

/s/ Signature Appears Here             By: /s/ Signature Appears Here
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                                         Chairman, President & CEO

WITNESS:

/s/ Signature Appears Here             By: /s/ Signature Appears Here
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                                         Steven Soldinger

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